UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 13, 2014

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2014, Calgon Carbon Corporation (the “Company”) announced that Randall S. Dearth will be appointed Chairman of the Board of Directors on May 1, 2014.  He will continue to serve as President and Chief Executive Officer of the Company.

Mr. Dearth, age 50, has been a Director of the Company since November 2007 and President and Chief Executive Officer of the Company since August 1, 2012.  From 2004 through July 2012, Mr. Dearth was President and Chief Executive Officer of LANXESS Corporation. Prior thereto, he was President and Chief Executive Officer of Bayer Chemicals Corp.

On December 12, 2012, the Company announced that long-time Director and Chairman of the Board of Directors, Seth Schofield, will be retiring at the end of his term and not standing for re-election.   He will continue to serve as a Director until the 2014 Annual Meeting of Stockholders to be held May 7, 2014.

A copy of the Company’s Press Release with respect to the election of Mr. Dearth as Chairman of the Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

99.1	Press Release dated February 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: February 18, 2014	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary